UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2013

QVC, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-184501	23-2414041
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1200 Wilson Drive

West Chester, Pennsylvania 19380

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 701-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On March 1, 2013, QVC, Inc. (the “Company”), an indirect wholly owned subsidiary of Liberty Interactive Corporation, entered into an amended and restated senior secured credit agreement with J.P. Morgan Securities LLC, as Lead Arranger and Lead Bookrunner, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents, and the parties named therein as Lenders, Documentation Agents and Co-Lead Arrangers and Co-Bookrunners, which refinances the Company’s existing bank credit facility (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement is a multi-currency facility providing for a $2 billion revolving credit facility, with a $250 million sub-limit for standby letters of credit and $1 billion of uncommitted incremental revolving loan commitments or incremental term loans.  The Amended and Restated Credit Agreement provides for an interest rate that is lower than the rate on the previous bank credit facility.  Borrowings under the Amended and Restated Credit Agreement bear interest at either the alternate base rate or LIBOR (based on an interest period selected by the Company of one week, one month, two months, three months or six months, or to the extent available from all lenders, nine months or twelve months) at the Company’s election in each case plus a margin.  Borrowings that are alternate base rate loans will bear interest at a per annum rate equal to the base rate plus a margin that varies between 0.25% and 1.00% depending on the Company’s ratio of consolidated total debt to consolidated EBITDA (the “consolidated leverage ratio”).  Borrowings that are LIBOR loans will bear interest a per annum rate equal to the applicable LIBOR plus a margin that varies between 1.25% and 2.00% depending on the Company’s consolidated leverage ratio.  Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs. No mandatory prepayments will be required other than when borrowings and letter of credit usage exceed availability. Any amounts prepaid on the revolving facility may be reborrowed.

The loans are scheduled to mature on March 1, 2018.  Payment of the loans may be accelerated following certain customary events of default.

The payment and performance of the Company’s obligations under the Amended and Restated Credit Agreement will be guaranteed by each Material Domestic Subsidiary (as defined in the Amended and Restated Credit Agreement).  Further, pursuant to an Amended and Restated Pledge Agreement, the Company’s obligations under the Amended and Restated Credit Agreement are secured by a pledge of all of the Company’s equity interests.  The borrowings under the Amended and Restated Credit Agreement are secured pari passu with the Company’s existing notes.

The Amended and Restated Credit Agreement contains certain affirmative and negative covenants, including certain restrictions with respect to, among other things:  incurring additional indebtedness; creating liens on property or assets; making certain loans or investments; selling or disposing of assets; paying certain dividends and other restricted payments; dissolving, consolidating or merging; entering into certain transactions with affiliates; entering into sale or leaseback transactions; restricting subsidiary distributions; and limiting the Company’s consolidated leverage ratio.

Borrowings under the Amended and Restated Credit Agreement may be used to repay outstanding indebtedness, pay certain fees and expenses, finance working capital needs and general corporate purposes of the Company and its subsidiaries and make certain restricted payments and loans to the Company’s parent and its affiliates.

The press release announcing the refinancing of the Company’s existing bank credit facility and the execution of the Amended and Restated Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The foregoing discussion of the terms of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

Press Release Regarding Tender Offers

On March 4, 2013, the Company announced the commencement of cash tender offers (the “Offers”) for any and all of its outstanding $500 million in aggregate principal amount of 7.125% senior secured notes due 2017 (the “Any and All Notes”) and up to $250 million in aggregate principal amount of its 7.50% senior secured notes due 2019 (the “Dutch Auction Notes”).  The terms and conditions of the Offers are set forth in the Offer to Purchase, dated March 4, 2013.  The Offer for the Any and All Notes is scheduled to expire at 5:00 p.m., New York City time, on March 15, 2013, unless extended, and the Offer for the Dutch Auction Notes is scheduled to expire at 11:59 p.m., New York City time, on April 1, 2013, unless extended.  The full text of the press release announcing the Offers is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Press Releases Regarding Senior Secured Notes

On March 4, 2013, the Company announced the proposed offering and later announced the pricing of $750 million principal amount of new 4.375% senior secured notes due 2023 and $300 million principal amount of new 5.950% senior secured notes due 2043 (collectively, the “Notes”).  The first press release issued on March 4, 2013 (attached as Exhibit 99.4 hereto) announced the proposed offering of the Notes, and the second press release issued later that day (attached as Exhibit 99.5 hereto) announced the pricing of the Notes.  The Notes will be secured by a first-priority lien on the Company’s capital stock, pari passu with the Amended and Restated Credit Agreement and the Company’s existing notes.  The net proceeds from the offering will be used, together with cash on hand, to fund the Company’s Offers.  To the extent that the net proceeds from the sale of the Notes exceed the amount of funds required to purchase the notes tendered in the Offers, then any excess funds will be used for general corporate purposes.  The offering of the Notes is expected to close on or about March 18, 2013, subject to customary closing conditions.

The Notes will be offered pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”), only to qualified institutional buyers as permitted under Rule 144A of the Securities Act, or outside the United States to certain persons in reliance on Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act.  In connection with the closing of the offering of the Notes, the Company will agree that, following the completion of the offering, it will file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes for registered notes having substantially identical terms.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release issued on March 1, 2013 regarding the Amended and Restated Credit Agreement.
99.2

Form of Amended and Restated Credit Agreement, dated as of March 1, 2013, among QVC, Inc., as Borrower, J.P. Morgan Securities LLC, as Lead Arranger and Lead Bookrunner, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents, and the parties named therein as Lenders, Documentation Agents and Co-Lead Arrangers and Co-Bookrunners.

99.3	Press Release issued on March 4, 2013 regarding the Offers.
99.4	Press Release issued on March 4, 2013 regarding the proposed Notes offering.
99.5	Press Release issued on March 4, 2013 regarding the Notes pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013

QVC, INC.

By:	/s/ Daniel T. O’Connell
	Name:	Daniel T. O’Connell
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on March 1, 2013 regarding the Amended and Restated Credit Agreement.
99.2

Form of Amended and Restated Credit Agreement, dated as of March 1, 2013, among QVC, Inc., as Borrower, J.P. Morgan Securities LLC, as Lead Arranger and Lead Bookrunner, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents, and the parties named therein as Lenders, Documentation Agents and Co-Lead Arrangers and Co-Bookrunners.

99.3	Press Release issued on March 4, 2013 regarding the Offers.
99.4	Press Release issued on March 4, 2013 regarding the proposed Notes offering.
99.5	Press Release issued on March 4, 2013 regarding the Notes pricing.